Exhibit 99.2
CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

(In thousands)	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$349,689	$268,425	$1,008,905	$804,395
Operating expenses:
Direct operating expenses(1)	204,177	177,085	758,264	653,626
Selling, general and administrative expenses(1)	62,778	59,567	236,714	215,593
Corporate expenses(1)	10,431	5,500	42,896	21,005
Depreciation and amortization	21,749	23,039	86,489	84,930
Other operating expense (income), net	(585)	2,401	(829)	11,923
Operating income (loss)	51,139	833	(114,629)	(182,682)
Interest expense, net	(21,524)	(7,538)	(39,618)	(17,647)
Other income, net	5,235	18,836	4,364	10,180
Income (loss) before income taxes	34,850	12,131	(149,883)	(190,149)
Income tax benefit (expense)	(2,360)	(956)	3,771	(5,739)
Consolidated net income (loss)	32,490	11,175	(146,112)	(195,888)
Less amount attributable to noncontrolling interest	98	(2)	98	2
Net income (loss) attributable to the Company	$32,392	$11,177	$(146,210)	$(195,890)

(1)Excludes depreciation and amortization